SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

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|_| Preliminary proxy statement	|_| Confidential, For Use of the
|X| Definitive proxy statement	Commission Only
|_| Definitive additional materials	(as permitted by Rule 14a–6(e)(2))
|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

Semitool, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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        |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SEMITOOL, INC.

Notice of Annual Meeting of Shareholders
To Be Held February 17, 2004

To the Shareholders of Semitool, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Semitool, Inc., a Montana corporation (the “Company”), will be held at the Grouse Mountain Lodge, Hwy. 93 and Fairway Drive, Whitefish, Montana 59937, at 2:30 p.m., local time, on February 17, 2004, for the following purposes:

    1.        ELECTION OF DIRECTORS. To elect eight directors of the Company to serve until the 2005 Annual Meeting of Shareholders or until their successors are elected and qualified.

    2.        APPROVAL OF THE SEMITOOL, INC. 2004 STOCK OPTION PLAN. To approve the adoption of a new Stock Option Plan in replacement of the Semitool, Inc. 1994 Stock Option Plan.

    3.        RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors for the Company for the fiscal year ending September 30, 2004.

    4.        OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting of Shareholders and any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement, which is attached hereto and made a part hereof.

        The Board of Directors has fixed the close of business on January 2, 2004 as the record date for determining the shareholders entitled to notice of and to vote at the 2004 Annual Meeting of Shareholders and any adjournment or postponement thereof.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON, YOU ARE URGED TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTION. YOU MAY SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE, OR (3) BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AND MAILING IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD OR SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

By Order of the Board of Directors,

/s/ Raymon F. Thompson
Raymon F. Thompson Chairman of the Board, President and Chief Executive Officer

Kalispell, Montana
January 23, 2004

SEMITOOL, INC.
655 West Reserve Drive
Kalispell, Montana 59901

PROXY STATEMENT

General Information

        This Proxy Statement is furnished to the shareholders of Semitool, Inc., a Montana corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board” or “Board of Directors”) of proxies in the accompanying form for use in voting at the 2004 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on February 17, 2004, at the Grouse Mountain Lodge, Hwy. 93 & Fairway Drive, Whitefish, Montana 59937, at 2:30 p.m., local time, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

        This Proxy Statement, the form of proxy, and the Company’s 2003 Annual Report are first being mailed to shareholders on or about January 23, 2004.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Mr. Larry A. Viano) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

        The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with such solicitation.

        The close of business on January 2, 2004 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 28,483,327 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. With respect to the election of directors, each shareholder is entitled to cumulate his or her votes, meaning that such shareholder can multiply the number of shares owned by the number of board positions to be filled, and allocate such votes for all or as many director-nominees as he or she may designate.

        An automated system administered by the Company’s transfer agent will tabulate votes cast by proxy at the meeting, and the inspector of elections appointed for the meeting will tabulate votes cast in person at the meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, but will not be counted for or against any of the proposals to be voted upon at the meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Eight directors will be elected at the Annual Meeting to serve until the 2005 Annual Meeting of Shareholders or until their successors are elected or appointed and qualified or until the director’s earlier resignation or removal. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the additional vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner, as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as a nominee or as a director, if elected. Each of the eight nominees for director who receives the greatest number of votes will be elected.

        Set forth below is the age and certain biographical information relating to the director nominees, all of whom currently are serving as directors, except Mr. Deininger.

        Raymon F. Thompson, age 62, founded Semitool in 1979 and serves as Chairman, President and Chief Executive Officer. In 1979, Mr. Thompson designed, patented and introduced the first on-axis rinser/dryer for the semiconductor industry.

        Howard E. Bateman, age 69, has served on the Company’s Board of Directors since 1990. Mr. Bateman formerly owned and operated Entech, a Pennsylvania company that was an independent sales representative for the Company’s products from 1979 to 1996.

        Donald P. Baumann, age 69, has served on the Company’s Board of Directors since February 2003. Mr. Baumann currently is a consultant to the semiconductor equipment industry. From 1994 through 2001 he served as President of the semiconductor equipment manufacturer, SEZ North America, a subsidiary of The SEZ Group of Zurich, Switzerland. Earlier in his career he held senior management positions in worldwide sales and marketing for other companies in the semiconductor industry.

        Richard A. Dasen, age 61, has served on the Company’s Board of Directors since 1984. From 1974 to 1992, Mr. Dasen owned and managed Evergreen Bancorporation, a multi-bank holding company. Since 1992, Mr. Dasen has been an independent businessman.

        C. Richard Deininger, age 70, has worked in the semiconductor industry for over 30 years. He served for 15 years in various executive management positions at Advanced Micro Devices, Inc. (AMD), most recently as Director of Manufacturing Technologies. Prior to joining AMD he had a 30-year career with IBM in various capacities. Mr. Deininger has been an independent businessman since 2003 and now owns and manages Deininger & Associates Consulting, a consulting firm for manufacturing technologies. He also serves on the Board of Directors of Triant Technologies Inc. of Nanaimo, B.C. Canada, which is listed on the Toronto Stock Exchange.

        Timothy C. Dodkin, age 54, has been employed by the Company since 1985 and has served on the Company’s Board of Directors since 1998. Mr. Dodkin served as our European Sales Manager from 1985 to 1986, when he became Senior Vice President, Managing Director of Semitool Europe, Ltd. From September 2001 to June 2003 he was the Company’s Senior Vice President, Global Sales and Marketing and from June 2003 to present he has served as Executive Vice President. Prior to joining the Company, Mr. Dodkin worked at Cambridge Instruments, a semiconductor equipment manufacturer, for ten years in national and international sales.

        Daniel J. Eigeman, age 69, has served on the Company’s Board of Directors since 1985. From 1971 to 1993, Mr. Eigeman was President of Eigeman, Hanson & Co., P.C., and from 1993 to 1999 was a shareholder of Junkermier, Clark, Campanella, Stevens, P.C., both accounting firms. Mr. Eigeman currently serves as a director of CPA Mutual Insurance of America, Inc.

        Charles P. Grenier, age 54, has served on the Company’s Board of Directors since October 2003, filling the vacancy created by the resignation of L. Peter Larson. Mr. Grenier was Executive Vice President of Plum Creek Timber Company, a New York Stock Exchange listed company, from 1994 to 2000, and he was a director of that company from 1995 to 2000. Currently, he is a director of Winter Sports, Inc., a public company traded over the counter. Mr. Grenier graduated from Stanford University with a bachelor of arts in economics and holds a masters of business administration from Harvard University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE.

Relationships Among Directors or Executive Officers

        There are currently no family relationships among any of the directors or executive officers of the Company.

Meetings and Committees of the Board of Directors

        During the fiscal year ended September 30, 2003, the Board met six times. The Board has three committees: the Audit Committee, the Compensation and Stock Option Committee (the “Compensation Committee”) and the Nominating Committee. During the fiscal year ended September 30, 2003, no director attended fewer than 75% of all the meetings of the Board and its committees on which he served after becoming a member of the Board.

        The Audit Committee held five formal meetings in the fiscal year ended September 30, 2003 and has as its members Messrs. Dasen, Eigeman and Grenier. The primary function of the Audit Committee is to assist the Board of Directors in overseeing management’s conduct of the Company’s (1) financial reporting process, including the financial reports and other financial information provided to the public; (2) system of internal controls; and (3) annual independent audit of the Company’s financial statements. See “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.”

        The Audit Committee operates under a Charter approved by the Board of Directors. The Charter is on file with the Securities and Exchange Commission (the “Commission”) as an appendix to the Company’s Proxy Statement for the February 2003 Annual Meeting. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(15) (“Rule 4200(a)(15)”) of the Marketplace Rules of the Nasdaq Stock Market, Inc.

        The Board of Directors has determined that at least one member of the Audit Committee is a “financial expert” within the meaning of Item 401(h)(2) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Eigeman is both a “financial expert” within the meaning of such regulation and is also “independent” within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. Mr. Eigeman is a certified public accountant and has served on the Company’s Board of Directors since 1985 and on its Audit Committee since 1995. From 1971 to 1993, Mr. Eigeman was President of Eigeman, Hanson & Co., P.C., and from 1993 to 1999 was a shareholder of Junkermier, Clark, Campanella, Stevens, P.C., both accounting firms. In the course of his career, Mr. Eigeman acquired (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, (iv) an understanding of internal control over financial reporting, and (v) an understanding of audit committee functions.

        The Board of Directors also considers Mr. Dasen and Mr. Grenier to be “financial experts”, but has elected to designate Mr. Eigeman as a “financial expert” for purposes of Item 401(h)(2) of Regulation S-K of the Exchange Act.

        The information regarding the Charter of the Audit Committee and the independence of the members of the Audit Committee provided in the preceding paragraphs shall not be deemed to be “soliciting material,” or deemed “filed” with the Commission and shall not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date hereof and irrespective of any general language to the contrary.

        The Compensation Committee held one formal meeting in the fiscal year ended September 30, 2003 and has as its members Messrs. Bateman and Grenier. Mr. Robert Chamberlain, who is not standing for re-election to the Board, was the Committee’s third member. The Compensation Committee reviews and approves the compensation and benefits for the Company’s executive officers, administers the Company’s stock option plan and performs such other duties as may from time to time be determined by the Board. See “REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS.”

        The Nominating Committee held two formal meetings in the fiscal year ended September 30, 2003 and had as its members Messrs. Bateman and Thompson. The Nominating Committee reviews potential candidates for the Board of Directors and recommends any nominees to the Board of Directors for their consideration. The Articles of Incorporation of the Company specify procedures for shareholders to nominate one or more persons for election as directors at an annual meeting. While the Nominating Committee currently does not have a written charter, nor is there a specific policy for considering nominees recommended by shareholders, this does mean that a recommendation would not be considered if received by a shareholder. The Committee answers to the Board of Directors and the Board has not yet considered adopting a policy for considering nominees recommended by shareholders in addition to those procedures already contained in the Articles of Incorporation of the Company. Mr. Bateman is “independent” within the meaning of the independence requirements of Rule 4200(a)(15); however, Mr. Thompson is also the President and Chief Executive Officer of the Company, and, consequently, would not be considered “independent” for the purposes of that Rule. As a result of the amendment to the nominating committee rules adopted by the Nasdaq Stock Market, Inc., the Board of Directors has decided to revert to the Board the responsibility for determining the candidacy of a nominee by the vote of a majority of the independent directors on the Board.

        In reviewing potential candidates for the Board, the Committee considers the individual’s experience in the semiconductor industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, and the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to get involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Company retains Personalysis Corporation to provide a “personality” profile of the candidate obtained from a written response sheet, which report may be used in the selection process. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.

        The Nominating Committee did not receive, by a date not later than the 120th calendar day before the date of the Company’s proxy statement released to the shareholders in connection with the previous year’s annual meeting, a recommended nominee from a shareholder that beneficially owned more than 5% of the Company’s voting common stock for at least one year as of the date the recommendation was made, or from a group of shareholders that beneficially owned, in the aggregate, more than 5% of the Company’s voting common stock.

        Both Messrs. Baumann and Grenier are standing for election by the shareholders at the 2004 Annual Meeting after being appointed to the Board of Directors in 2003 by the Board itself. Mr. Deininger is a new candidate for election to the Board. The Nominating Committee initiated the review of these candidates, reviewed their qualifications and recommended their appointment by the full Board of Directors, in the case of Messrs. Baumann and Grenier, and election by the shareholders, in the case of Mr. Deininger. No search firm was retained in connection with their candidacies.

Communication between Shareholders and Directors

        The Company’s Board of Directors currently does not have a formal process for shareholders to send communications to the Board of Directors and does not believe such procedures are necessary at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board.

Director Attendance at Annual Meeting

        It is the policy of the Company and Board of Directors that all directors attend the Annual Meeting of Shareholders and be available for questions from the shareholders. All sitting directors nominated for election were in attendance at the 2003 Annual Meeting of Shareholders. It is anticipated that all directors nominated for election at the 2004 Annual Meeting of Shareholders also will be in attendance at that meeting.

Compensation of Directors

        Upon becoming a member of the Board, non-employee directors receive options to purchase 3,000 shares of Common Stock, and thereafter receive an annual option grant to purchase 2,000 shares of Common Stock. The Company’s non-employee directors also receive a $1,000 monthly fee, $1,000 for each Board meeting attended and $500 for each committee meeting attended that is not held in conjunction with a Board meeting. All non-employee directors are reimbursed for expenses incurred in connection with attending meetings of the Board. Employee directors of the Company do not receive compensation for their services as directors.

Board Independence

        If all of the nominees to the Board of Directors are elected, the Board will have a majority of “independent directors”, as that term is used in the Nasdaq Marketplace rules. Messrs. Thompson and Dodkin are executive officers of the Company, and consequently are not considered “independent”. The Board has determined that all of the other nominees are “independent” within the meaning of the Nasdaq Marketplace Rules.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of the Record Date for (i) each person who is known by the Company to beneficially own more than 5% of the Common Stock, (ii) each of the Company’s directors, (iii) each of the officers appearing in the Summary Compensation Table below and (iv) all directors and executive officers as a group. The address of each of the persons in this table is c/o Semitool, Inc., 655 West Reserve Drive, Kalispell, Montana 59901.

	Shares Beneficially Owned
Directors, Executive Officers and 5% Shareholders	Number	Percent(1)
Raymon F. and Ladeine A. Thompson(2)	11,957,368	42.0%
Howard E. Bateman(3)	34,000	*
Donald P. Baumann(4)	3,000	*
Robert G. Chamberlain(5)	7,525	*
Richard A. Dasen(6)	38,000	*
Daniel J. Eigeman(6)	33,800	*
Charles P. Grenier(4)	5,000	*
Timothy C. Dodkin(7)	120,500	*
Larry A. Viano(8)	33,200	*
Richard P. Schuster(9)	10,500	*
Dana R. Scranton(10)	22,000	*
William A. Freeman(11)	143,000	*
Royce & Associates, LLC(12)	3,159,800	11.1%
All directors and executive officers as a group (12 persons)(13)	12,407,893	43.1%

* Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person’s name.
(2)	Includes 189,400 shares held in the name of the Floyd Foundation Trust of which Mr. Thompson is the trustee.
(3)	Includes 26,000 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.
(4)	Includes 3,000 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.
(5)	Includes 7,000 shares issuable pursuant to options which are exercisable within 60 days of the Record Date. Mr. Chamberlain is not standing for re-election.
(6)	Includes 32,000 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.
(7)	Includes 120,500 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.
(8)	Includes 33,200 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.
(9)	Includes 10,500 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.
(10)	Includes 22,000 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.
(11)	Includes 143,000 shares issuable pursuant to options which are exercisable within 60 days of the Record Date. Mr. Freeman resigned effective May 31, 2003.
(12)	Based on a Schedule 13-G/A filed with the Commission on April 8, 2003, Royce & Associates, LLC, a New York corporation, has sole voting power and sole dispositive power with respect to 3,159,800 shares of the Company’s Common Stock.
(13)	Includes 432,200 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.

PROPOSAL NO. 2
APPROVAL OF SEMITOOL, INC. 2004 STOCK OPTION PLAN

        The Company’s shareholders are being asked to act upon a proposal to approve the Company’s 2004 Stock Option Plan (the “Option Plan”). Approval of the proposal requires the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

        In 2004, the Company’s 1994 Stock Option Plan (the “1994 Option Plan”) will terminate with respect to the grant of incentive stock options. In order for the Company to continue to grant incentive stock options, it is necessary for the Company to adopt the new Option Plan. The Option Plan is intended to replace the 1994 Option Plan. If the Option Plan is approved by the shareholders at the Annual Meeting, the Company intends to grant all future stock options under the Option Plan and has no present intention to grant additional stock options under the 1994 Option Plan.

        The Board approved the adoption of the Option Plan in November 2003. The Option Plan will be effective only if approved by the shareholders of the Company at the Annual Meeting. The Board believes that the attraction and retention of high quality personnel are essential to the Company’s continued growth and success and that an incentive plan such as the Option Plan is necessary for the Company to remain competitive in its compensation practices.

        If approved by the shareholders, a total of 3,300,000 shares of Common Stock will be initially reserved for issuance under the Option Plan, subject to adjustment in the event of a stock split, stock dividend, or other similar change in the Common Stock or capital structure of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
THE 2004 STOCK OPTION PLAN.

General Description

        The following is a general description of the principal terms of the Option Plan. Although the Company believes that the following description provides a fair summary of the material terms of the Option Plan, the description is qualified in its entirety by the text of the Option Plan attached hereto as Exhibit A.

        Purpose. The purpose of the Option Plan is to assist the Company in attracting and retaining high quality personnel and to provide a means whereby eligible employees (including officers and employee directors) and non-employee directors can acquire Common Stock through the exercise of options, thereby aligning the interests of employees, officers and directors with the interests of shareholders.

        Shares Reserved for Issuance under the Option Plan. If approved by the shareholders, a total of 3,300,000 shares of Common Stock will be initially reserved for issuance under the Option Plan, subject to adjustment in the event of a stock split, stock dividend, or other similar change in the Common Stock or capital structure of the Company.

        Administration. The Option Plan is administered by the Compensation Committee which shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Grants to officers shall be made by a subcommittee of the Compensation Committee which shall be constituted in such a manner as to comply with Section 162(m) of the Internal Revenue Code.

        Terms and Conditions of Options. The Option Plan provides for the granting to employees (including officers and employee directors) of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 and for the granting to employees, directors and consultants of nonqualified stock options. The Company cannot grant an incentive stock option if as a result of the grant the participant would have the right in any calendar year to exercise (under all plans of the Company) for the first time one or more incentive stock options for shares having an aggregate fair market value (determined as of the grant date) in excess of $100,000. As of the Record Date, no options had been granted under the Option Plan.

        Subject to certain limitations discussed below, the Compensation Committee determines the terms of the options granted under the Option Plan, including the exercise price, the number of shares subject to the option and exercisability. Generally, 5% of the shares subject to the option granted under the Option Plan become exercisable at the end of each three-month period commencing three months after the grant date such that the option is fully exercisable five years after the grant date.

        The Compensation Committee may amend the terms of any outstanding option granted under the Option Plan, provided that any amendment which would adversely affect the participant’s rights under an outstanding option shall not be made without the participant’s written consent. However, the reduction of the exercise price of any option awarded under the Option Plan shall be subject to shareholder approval and canceling an option at a time when its exercise price exceeds the fair market value of the underlying shares in exchange for another option also shall be subject to shareholder approval, unless the cancellation and exchange occurs in connection with a Change in Control (as defined in the Option Plan).

        No incentive stock option may be transferred by the participant other than by will or the laws of descent or distribution. Nonqualified stock options may be transferred by will or by the laws of descent or distribution and to the extent permitted in the option agreement. Each incentive stock option may be exercised, during the lifetime of the participant, only by such participant.

        Under the Option Plan, non-employee directors will receive Initial Option Grants to purchase 3,000 shares of Common Stock upon the date he or she becomes a director. Thereafter, immediately following each annual meeting of shareholders, each non-employee director who continues as such following the annual meeting and has attended two or more meetings of the Board of Directors as of the time of such annual meeting, will receive an Annual Option Grant to purchase 2,000 shares of Common Stock. In general, the exercise price of stock subject to the Initial Option Grants and the Annual Option Grants is the fair market value of the Common Stock on the date of grant. The Initial Option Grants vest and become exercisable as of the date of grant and the Annual Option Grants vest and become exercisable as to 25% of the shares covered thereby on the last day of each three-month period following the date of grant such that the option becomes fully exercisable twelve months after the grant date.

        The exercise price of incentive stock options granted under the Option Plan must equal at least the fair market value of the Common Stock on the date of grant. The exercise price of any incentive stock option granted to a participant who owns stock possessing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company must equal at least 110% of the fair market value of the Common Stock on the date of grant. The exercise price of nonqualified stock options granted under the Option Plan must equal at least 50% of the fair market value of the Common Stock on the date of grant. The exercise price of options intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code shall not be less than 100% of the fair market value of the Common Stock on the date of grant. In general, payment of the exercise price may be made in cash, check, shares of Common Stock, payment through a broker-dealer sale and remittance procedure or other consideration as determined by the Compensation Committee.

        The term of incentive stock options granted under the Option Plan may not be for more than ten years (or five years in the case of incentive stock options granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of Company). The term of nonqualified stock options granted under the Option Plan may not be for more than ten years.

        An option may not be exercised after the termination date of such option as set forth in the option agreement. In the event a participant in the Option Plan terminates service with the Company or any parent or subsidiary of the Company, an option may be exercised only to the extent provided in the option agreement. Where an option agreement permits a participant to exercise an option following termination of service, the option shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the option, whichever comes first. Any option designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, shall convert automatically to a nonqualified stock option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the option agreement.

        Section 162(m) of the Code. The maximum number of shares with respect to which options may be granted to a participant during a calendar year is 375,000 shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the Common Stock of the Company.

        Under Internal Revenue Code Section 162(m) no deduction is allowed in any taxable year of the Company for compensation in excess of $1.0 million paid to the chief executive officer or any of the four other highest compensated officers. An exception to this rule applies to compensation that is paid pursuant to a stock option plan approved by shareholders and that specifies, among other things, the maximum number of shares with respect to which options may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options granted under such a plan and with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant is deemed to be inherently performance-based, since such options provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Internal Revenue Code or the regulations thereunder, in applying the foregoing limitation, if any option is canceled, the canceled option shall continue to count against the maximum number of shares of a participant with respect to which an option may be granted to a participant.

        Change in Control. In general, except for options granted to non-employee directors, the Option Plan provides that the Compensation Committee may include a provision in the option agreement providing that, in the event of a Change in Control (as defined in the Option Plan), any outstanding options covered by such agreement shall be fully vested, nonforfeitable and become exercisable as of the date of the Change in Control. If the Compensation Committee elects to include such a provision, the option agreement will provide that, (a) in the event of a Change in Control relating to (i) an acquisition of Common Stock resulting in the beneficial ownership by any person or related group of persons of more than 50% of the total combined voting power of the outstanding Common Stock, (ii) a change in the composition of the Board over a 36 month period or (iii) approval by the Company’s shareholders of any reverse merger in which the Company survives as an entity, but in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger, the option shall remain exercisable for the remaining term of the option, and (b) in the event of a Change in Control relating to (x)  approval by the Company’s shareholders of a merger or consolidation in which the Company is not the surviving entity (except for a transaction the principal purpose of which is to change the Company’s state of incorporation) or (y) the approval by the Company’s shareholders of either the sale, transfer or other disposition of all or substantially all of the assets of the Company or the complete liquidation or dissolution of the Company, the option shall terminate as of the effective date of such merger, disposition of assets, liquidation or dissolution. As to options granted to non-employee directors, (A) in the event of a Change in Control relating to (i), (ii) or (iii) above, any such outstanding options become fully vested and remain exercisable for the remaining term of such options and (B) in the event of a Change in Control relating to (x) or (y) above, any such outstanding options terminate as of the effective date of such merger, disposition of assets, liquidation or dissolution.

        Amendment, Suspension or Termination of the Option Plan. The Board may at any time amend, suspend or terminate the Option Plan. The Option Plan will terminate ten years from the date of its approval by the shareholders of the Company, unless terminated earlier by the Board of Directors. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to options granted to residents therein, the Company shall obtain shareholder approval of any such amendment to the Option Plan in such a manner and to such a degree as required.

Federal Income Tax Information

        The following summary of the federal income tax consequences of Option Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

        Nonqualified Stock Options. The grant of a nonqualified stock option under the Option Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Internal Revenue Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

        Incentive Stock Options. The grant of an incentive stock option under the Option Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. The Internal Revenue Service has issued proposed regulations that would subject participants to withholding at the time participants exercise an incentive stock option for Social Security and Medicare taxes (but not income tax) based upon the excess of the fair market value of the shares on the date of exercise over the exercise price. These proposed regulations, if adopted, would be effective only for the exercise of an incentive stock option that occurs two years after the regulations are issued in final form. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of Common Stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

        If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Internal Revenue Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

        The “spread” under an incentive stock option — i.e., the difference between the fair market value of the shares at exercise and the exercise price — is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

New Plan Benefits

        As of the date of this proxy statement, no outside director and no associate of any director or officer has been granted any options subject to stockholder approval of the proposed Option Plan. The benefits to be received pursuant to the Option Plan by the directors, officers and employees of the Company and any parent or subsidiary of the Company are not determinable at this time.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        PricewaterhouseCoopers LLP has served as the Company’s independent auditors since 1984 and has been appointed by the Audit Committee (which appointment was ratified by the full Board) to continue as the Company’s independent auditors for the Company’s fiscal year ending September 30, 2004. Ratification of the proposal requires the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its future selection of auditors.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended September 30, 2003 and September 30, 2002 and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	Fiscal 2003	Fiscal 2002

Audit Fees(1)	$306,648	$299,537

Audit-Related Fees(2)	--	--

Tax Fees(3)	206,876	254,397

All Other Fees(4)	--	--

Total	$513,524	$553,934

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” There were no Audit-Related Fees incurred in fiscal 2003 or fiscal 2002.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above. There were no All Other Fees incurred in fiscal 2003 and fiscal 2002.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

        The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairperson when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. None of the services rendered by the independent auditors were rendered pursuant to the de minimis exception established by the Securities and Exchange Commission.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S
INDEPENDENT AUDITORS FOR THE FISCAL YEAR
ENDING SEPTEMBER 30, 2004.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

        The following table sets forth information relating to compensation received by the Company’s current Chief Executive Officer and the four other most highly compensated executive officers of the Company (the “Named Executive Officers”) during the periods indicated.

						Long-Term
						Compensation
						Securities
				Other Annual		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation		Options(#)	Compensation(1)

Raymon F. Thompson	2003	$185,840	--	$120,033	(2)	--	$5,500
Chairman of the Board,	2002	250,000	--	46,031	(2)	--	5,500
President and Chief Executive	2001	250,000	--	43,524	(2)	--	5,250
Officer

Timothy C. Dodkin(3)	2003	$286,000	--	$170,700		100,000	$5,500
Executive Vice President	2002	387,840	--	--		40,000	4,177
	2001	310,000	--	--		30,000	9,062

Larry A. Viano	2003	$103,900	--	--		20,000	$5,194
Vice President and	2002	121,800	--	--		--	4,750
Chief Financial Officer	2001	105,000	$10,000	--		5,000	5,750

Richard P. Schuster(4)	2003	$106,200	--	--		10,000	$3,185
Vice President,	2002	127,500	--	--		10,000	3,825
Global Services

Dana R. Scranton	2003	$130,700	--	--		5,000	$4,800
Vice President, Surface	2002	160,000	--	--		--	5,500
Preparation Technology	2001	155,000	--	--		5,000	6,437

William A. Freeman(5)	2003	$339,000	--	--		--	$5,500
Senior Vice President and	2002	200,000	--	--		--	5,500
Chief Financial Officer	2001	200,000	$217,000	--		20,000	5,250

(1)	Represents Company contributions to the Company’s 401(k) plan on behalf of the Named Executive Officer, except that amounts for Mr. Dodkin for fiscal year 2001 represent Company contributions to a United Kingdom employee benefit plan that is similar to the Company’s 401(k) plan.
(2)	Represents the incremental cost to the Company for personal use of Company aircraft.
(3)	Mr. Dodkin’s compensation for fiscal year 2001 was paid in UK Pound Sterling. The average UK Pound Sterling exchange rate for fiscal 2001 was 1.45. Other annual compensation includes $155,000 in relocation allowance for his move from our Cambridge, UK office to the corporate headquarters in Kalispell, Montana.
(4)	Mr. Schuster was first appointed a corporate officer in February 2002.
(5)	Mr. Freeman resigned effective May 31, 2003. The 2003 salary amount includes $200,000 in severance payments, of which $100,000 was paid in fiscal year 2004.

Option Grants in Last Fiscal Year

        The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended September 30, 2003. In addition, as required by the Commission rules, the table sets forth the hypothetical gains that would exist for the respective options based on assumed rates of annual compound price appreciation during the option term.

	Individual Grants				Potential Realizable Value
	Number of	% of Total			at Assumed Annual Rate of
	Securities	Options			Stock Price Appreciation
	Underlying	Granted to	Exercise		for
	Options	Employees in	Price Per	Expiration	Option Term(1)
Name	Granted(2)	Fiscal Year	Share	Date	5%	10%

Raymon F. Thompson	---	---	---	---	---	---

Timothy C. Dodkin	100,000	30.67%	$3.98	4/13/13	$250,300	$634,309

Larry A. Viano	20,000	6.13%	$3.98	4/13/13	$50,060	$126,862

Richard P. Schuster	10,000	3.07%	$3.98	4/13/13	$25,030	$63,431

Dana R. Scranton	5,000	1.53%	$3.98	4/13/13	$12,515	$31,715

William A. Freeman	---	---	---	---	---	---

(1)	Potential realizable value is determined by applying an amount equal to the fair market value on the date of grant to the stated annual appreciation rate, compounded annually for the remaining term of the option, subtracting the exercise price at the end of the period and multiplying the remaining number by the number of shares subject to the option. Actual gains, if any, on stock option exercise and Common Stock holdings are dependent upon a number of factors, including the future performance of the Common Stock, overall stock market conditions, and the timing of option exercises, if any. There can be no assurance that the amounts reflected in this table will be achieved.
(2)	Reflects options that have a ten-year term and vest and become exercisable at the rate of 5% per quarter.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

        The following table discloses for each of the Named Executive Officers certain information relating to options to purchase the Company’s Common Stock exercised during the fiscal year ended September 30, 2003 and options to purchase the Company’s Common Stock held at the end of the fiscal year ended September 30, 2003.

	Shares		Number of Securities
	Acquired		Underlying Unexercised		Value of Unexercised
	on	Value	Options at		In-the-Money Options
Name	Exercise	Realized	September 30, 2003		at September 30, 2003(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Raymon F. Thompson	--	--	--	--	--	--

Timothy C. Dodkin	--	--	106,785	137,215	$198,023	$379,050

Larry A. Viano	--	--	30,300	22,700	$59,123	$76,711

Richard P. Schuster	--	--	8,100	17,700	$9,669	$38,806

Dana R. Scranton	--	--	20,000	10,000	$10,956	$21,206

William A. Freeman	--	--	136,000	24,000	$205,526	$18,389

(1)     Based on the fair market value of the Company’s Common Stock as of September 30, 2003 of $7.97.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended September 30, 2003, Messrs. Bateman, Chamberlain and Larson served on the Compensation Committee of the Board of Directors. No interlocking relationship exists between any member of the Company’s Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee of the Board of Directors, the Report of the Audit Committee of the Board of Directors and the Stock Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be deemed to be incorporated by reference into any such filings under the Securities Act or the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

        The Compensation Committee was formed in 1995 and currently consists of Messrs. Bateman and Grenier. Mr. Robert Chamberlain, who is not standing for re-election, served as the third member of the Committee. A third member will be appointed to the Committee following the Annual Meeting. The Committee reviews the Company’s executive compensation programs and compensation levels of executive officers and approves cash bonuses to such officers. The Committee also administers the Company’s 1994 Stock Option Plan (the “Stock Option Plan”). Decisions concerning the compensation of the Company’s executive officers made by the Compensation Committee are subject to the review of the full Board (excluding any interested director).

Executive Officer Compensation Programs

        The objectives of the Executive Officer Compensation Programs are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including 401(k) deferred compensation, medical and life insurance plans. Executive compensation is intended to combine competitive levels of compensation and rewards for performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of shareholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and shareholder interests, thereby enhancing shareholder value.

        Base Salaries. Salaries for the Company’s executive officers are determined primarily on the basis of the executive officer’s responsibility, general salary practices of peer companies and the officer’s individual qualifications and experience. The base salaries are reviewed annually and may be adjusted in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company’s financial performance generally. The weight given to each such factor may vary from individual to individual.

        Incentive Bonuses. The Compensation Committee believes that cash incentive bonuses can serve to motivate the Company’s executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon recommendations by management and a subjective consideration of factors including such officer’s level of responsibility, individual performance, contributions to the Company’s success and the Company’s financial performance generally.

        Stock Option Grants. Stock options are granted to executive officers and other employees under the Stock Option Plan. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with shareholder interests. Stock option grants are intended to focus the attention of the recipient on the Company’s long-term performance which the Company believes results in improved shareholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options generally vest and become fully exercisable over a five-year period. The principal factors considered in granting stock options to executive officers of the Company are prior performance, level of responsibility, other compensation and the executive officer’s ability to influence the Company’s long-term growth and profitability. However, the Stock Option Plan does not provide any quantitative method for weighing these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

        Other Compensation Plans. The Company has adopted certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees. The Company also provides a 401(k) deferred compensation pension plan. Benefits under these general plans are indirectly tied to the Company’s performance.

        Deductibility of Compensation. Section 162(m) of the Internal Revenue Code (“IRC”) disallows a deduction by the Company for certain compensation exceeding $1.0 million paid to any Named Executive Officer, excluding, among other things, certain performance based compensation. Because the compensation figures for the Named Executive Officers have not approached the limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit. However, the Stock Option Plan is designed to qualify any compensation realized by Named Executive Officers from the exercise of an option as performance based compensation. The Compensation Committee remains aware of the existence of the IRC Section 162(m) limitations, and the available exemptions, and will address the issue of deductibility when and if circumstances warrant the use of such exemptions in addition to the exemption contemplated under the Stock Option Plan.

Chief Executive Officer Compensation

        The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Thompson’s actual salary of $185,840 reflects a 28% reduction to his original base salary established at $250,000 for the fiscal year ending September 30, 2003. This reduction was in connection with a company-wide salary reduction effective November 1, 2002. His base salary was established only in part by comparing the base salaries of chief executive officers at other companies of similar size in the semiconductor equipment manufacturing industry. The Committee believes that the overall compensation package for Mr. Thompson is at the low end of the range of packages for Presidents/Chief Executive Officers of comparable companies.

MEMBERS OF THE COMPENSATION COMMITTEE

Howard E. Bateman Robert G. Chamberlain Charles P. Grenier

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2003, which include the consolidated balance sheets of the Company as of September 30, 2003 and 2002, and the related consolidated statements of operations, changes in shareholders’ equity, cash flows and of comprehensive income (loss) for each of the three years in the period ended September 30, 2003, and the notes thereto.

Review with Management

        The Audit Committee has reviewed and discussed with management the Company’s audited financial statements and system of internal controls.

Review and Discussions with Independent Auditors

        The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.

        The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the auditor’s independence from the Company and its related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Company. The Audit Committee also reviewed and approved the non-audit services of PricewaterhouseCoopers LLP.

Conclusion

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

MEMBERS OF THE AUDIT COMMITTEE

Richard A. Dasen Daniel J. Eigeman Charles P. Grenier

CERTAIN TRANSACTIONS

        The following is a description of certain transactions and relationships entered into or existing during the fiscal year ended September 30, 2003 between the Company and certain affiliated parties:

        During the fiscal year ended September 30, 2003, the Company leased two (2) airplanes from Mr. Thompson. Under these lease agreements, the Company made rental payments aggregating $2,045,000 to him during the fiscal year ended September 30, 2003. Mr. Thompson has access to the aircraft for occasional personal use and any such use of the aircraft by Mr. Thompson is accounted for as additional compensation to him based on the incremental cost to the Company for such use. For the fiscal year ended September 30, 2003, the additional compensation to Mr. Thompson for such use was $120,033 (See “Executive Compensation and Other Information”).

        The Company’s current lease payments for these two airplanes aggregate $170,000 per month. The lease terms are month-to-month. The terms of the lease agreements were based on comparable information on lease rates received from independent aircraft leasing dealers and finance entities for similar aircraft. The Company also leases hangar space from Mr. Thompson with a monthly rental of $4,100. The Company believes that these lease agreements are on terms no less favorable to the Company than could have been obtained from an unaffiliated party.

STOCK PERFORMANCE GRAPH

        The following graph compares the percentage change in the cumulative total shareholder return on the Company’s Common Stock from September 30, 1998 through the end of the Company’s fiscal year ended September 30, 2003, with the percentage change in the cumulative total return for the NASDAQ Stock Market (U.S.) Index and the RDG Semiconductor Composite Index. The comparison assumes an investment of $100 on September 30, 1998 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SEMITOOL, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG SEMICONDUCTOR COMPOSITE INDEX

Following is a listing of each of the plot points illustrated in the graph:

	Sept-98	Sept-99	Sept-00	Sept-01	Sept-02	Sept-03

Semitool, Inc.	$100.00	$150.00	$436.19	$325.45	$175.32	$271.32

Nasdaq Stock Market (U.S.)	$100.00	$163.12	$217.03	$88.74	$69.90	$106.49

RDG Semiconductor Composite	$100.00	$220.37	$329.99	$134.56	$86.58	$153.75

* $100 Invested on 9/30/98 in stock or index- including reinvestment of dividends. Fiscal year ending September 30.

SHAREHOLDER PROPOSALS

        To be considered for presentation to the annual meeting of the Company’s shareholders to be held in 2005, a shareholder proposal must be received by Mr. Larry A. Viano, Chief Financial Officer and Secretary, 655 West Reserve Drive, Kalispell, Montana 59901, not before November 19, 2004 and no later than December 19, 2004.

SHAREHOLDER NOMINATIONS FOR DIRECTOR

        Pursuant to the Company’s Articles of Incorporation, nominations of persons for election to the Board of Directors may be made at a meeting of shareholders by any shareholder entitled to vote for the election of directors at the meeting who complies with the notice procedures. Such nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the shareholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting, or (2) tenth day following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

        Such shareholder’s notice must set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Exchange Act; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder, and (ii) the class and number of shares of the corporation which are beneficially owned by the shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

OTHER MATTERS

        Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s Common Stock. Reporting Persons are required by the Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended September 30, 2003, all Reporting Persons complied with all applicable Section 16(a) filing requirements, with the exception of Timothy C. Dodkin, who filed a Form 4 report in August 2003 with respect to one transaction involving 100,000 stock options received in June 2003, and Larry A. Viano, who filed a Form 4 report in August 2003 with respect to one transaction involving 20,000 stock options received in June 2003.

        Other Matters. The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

        It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ Raymon F. Thompson
Raymon F. Thompson Chairman of the Board, President and Chief Executive Officer

EXHIBIT A

SEMITOOL, INC.
2004 STOCK OPTION PLAN

    1.        Establishment, Purpose, and Definitions.

          (a)        There is hereby adopted the 2004 Stock Option Plan (the “Plan”) of Semitool, Inc. (the “Company”).

          (b)        The purpose of the Plan is to provide a means whereby eligible individuals (as defined in Section 4, below) can acquire Common Stock of the Company (the “Stock”). The Plan provides employees (including officers and directors who are employees) of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which may qualify as incentive stock options (referred to as “incentive stock options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and employees, officers, directors, independent contractors, and consultants of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which are not described in Sections 422 or 423 of the Code (referred to as “nonqualified stock options”).

          (c)        The term “Affiliates” as used in the Plan means parent or subsidiary corporations, as defined in Sections 424(e) and (f) of the Code (but substituting “the Company” for “employer corporation”), including parents or subsidiaries which become such after adoption of the Plan.

    2.        Administration of the Plan.

          (a)        The Plan shall be administered by the Board of Directors of the Company (the “Board”). Subject to Section 2(e) below, the Board may delegate the responsibility for administering the Plan to a committee, under such terms and conditions as the Board shall determine (the “Committee”). The Committee shall consist of two or more members of the Board and shall be constituted in such a manner as to satisfy applicable laws and to permit option grants and related transactions under the Plan to be exempt from Section 16(b) of the Securities Exchange Act of 1934 in accordance with Rule 16b-3 (“Rule 16b-3”). Members of the Committee shall serve at the pleasure of the Board. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. If the Board does not delegate administration of the Plan to the Committee, then each reference in this Plan to “the Committee” shall be construed to refer to the Board.

          (b)        Except for options granted to Non-Employee Directors pursuant to Section 7, the Committee shall determine which eligible individuals (as defined in Section 4, below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock), and the number of shares subject to such options.

          (c)        The Committee may amend the terms of any outstanding option granted under this Plan, but (i) any amendment which would adversely affect the optionee’s rights under an outstanding option shall not be made without the optionee’s written consent and (ii) the reduction of the exercise price of any option awarded under the Plan shall be subject to stockholder approval and (iii) canceling an option at a time when its exercise price exceeds the fair market value of the underlying shares in exchange for another option shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Change in Control.

          (d)        The Committee shall have the sole authority, in its absolute discretion to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and the regulations, and the instruments evidencing options or Stock granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all participants.

          (e)        Notwithstanding the foregoing provisions of this Section 2, grants of options to any “Covered Employee,” as such term is defined by Section 162(m) of the Code shall be made only by a subcommittee of the Committee which, in addition to meeting other applicable requirements of this Section 2, is composed solely of two or more “outside directors,” within the meaning of Section 162(m) of the Code and the regulations thereunder (the “Subcommittee”) to the extent necessary to qualify such grants as “performance-based compensation” under Section 162(m). In the case of such grants to Covered Employees, references to the “Committee” shall be deemed to be references to the Subcommittee as specified above.

          (f)        In addition to such other rights of indemnification as they may have as members of the Board, members of the Committee shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

    3.        Stock Subject to the Plan.

          (a)        Subject to Section 3(b), an aggregate of not more than 3,300,000 shares of Stock shall be available for the grant of stock options (including incentive stock options) under the Plan. Any shares of Stock covered by an option (or portion of an option) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the number of shares of Stock available for the grant of stock options under the Plan. To the extent not prohibited by Section 422(b)(1) of the Code (and the corresponding regulations thereunder), the listing requirements of The Nasdaq National Market (or other established stock exchange or national market system on which the Stock is traded) and applicable law, any shares of Stock covered by an option which are surrendered (a) in payment of the option exercise price or (b) in satisfaction of tax withholding obligations incident to the exercise of the option shall be deemed not to have been issued for purposes of determining the number of shares of Stock available for the grant of stock options under the Plan, unless otherwise determined by the Committee.

          (b)        If there is any change in the Stock subject to any option granted under the Plan, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent), or other change in the capital structure of the Company, appropriate adjustments shall be made by the Committee in order to preserve but not to increase the benefits to the individual, including adjustments to the number and kind of shares and the price per share subject to outstanding options as well as the number of shares of Stock which have been authorized for issuance under the Plan and the maximum number of shares of Stock with respect to which options may be granted to any individual in any calendar year.

    4.        Eligible Individuals. The persons eligible to participate in the Plan (other than pursuant to Section 7) are such employees, officers, independent contractors, and consultants of the Company or an Affiliate as the Committee, in its discretion, shall designate from time to time. Notwithstanding the foregoing, only employees of the Company or an Affiliate (including officers and directors who are bona fide employees) shall be eligible to receive incentive stock options. Except for grants pursuant to Section 7, Eligible Individuals shall not include Non-Employee Directors.

    5.        The Option Price. The exercise price of each incentive stock option shall be not less than the per share fair market value of the Stock subject to such option on the date the option is granted. Except as provided in Section 7, the exercise price of each nonqualified stock option shall be not less than fifty percent (50%) of the per share fair market value of the Stock subject to such option on the date the option is granted. Notwithstanding the foregoing, (i) in the case of an incentive stock option granted to a person possessing more than ten percent (10%) of the combined voting power of the Company or an Affiliate, the exercise price shall be not less than one hundred ten percent (110%) of the per share fair market value of the Stock on the date the option is granted. The exercise price of an option shall be subject to adjustment to the extent provided in Section 3(b), above.

    6.        Terms and Conditions of Options.

          (a)        Each option granted pursuant to the Plan will be evidenced by a written Stock Option Agreement executed by the Company and the person to whom such option is granted.

          (b)        The Committee shall determine the term of each option granted under the Plan; provided, however, that (i) the term of any option shall not be more than 10 years and (ii) in the case of an incentive stock option granted to a person possessing more than ten percent (10%) of the combined voting power of the Company or an Affiliate, the term of each incentive stock option shall be no more than 5 years.

          (c)        In the case of incentive stock options, the aggregate fair market value (determined as of the time such option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee in any calendar year (under this Plan and any other plans of the Company or its Affiliates) shall not exceed $100,000. Notwithstanding the designation in an option agreement, to the extent that the $100,000 limit is exceeded for any calendar year, the excess options shall be nonqualified stock options.

          (d)        The Stock Option Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee not inconsistent with this Plan. If an option, or any part thereof is intended to qualify as an incentive stock option, the Stock Option Agreement shall contain those terms and conditions which are necessary to so qualify it.

          (e)        The maximum number of shares of Stock for which options may be granted pursuant to any individual per calendar year under the Plan shall be 375,000 shares, subject to adjustment pursuant to Section 3(b). To the extent required by Section 162(m) of the Code and the regulations thereunder, in applying the foregoing limitation with respect to an individual, if any option is canceled, the canceled option shall continue to count against the maximum number of shares for which options may be granted to an individual under this Section 6(e). For this purpose, the repricing of an option shall be treated as a cancellation of the existing option and the grant of a new option.

    7.        Stock Options for Non-Employee Directors

          (a)        Automatic Grant of Options. An option to purchase 3,000 shares of Stock (such number of shares of Stock shall not be adjusted pursuant to Section 3(b)) shall be granted (“Initial Grant”) to each director who is not an employee of the Company (“Non-Employee Director”), such Initial Grant to be made to Non-Employee Directors elected or appointed to the Board upon or after the adoption of the Plan upon the date each such director first becomes a Non-Employee Director of the Company. Immediately following each annual meeting of the Company’s stockholders beginning with the 2004 annual meeting, each Non-Employee Director who continues as a Non-Employee Director following such annual meeting shall be granted an option (“Subsequent Grant”) to purchase 2,000 shares of Stock (such number of shares of Stock shall not be adjusted pursuant to Section 3(b)); provided that no Subsequent Grant shall be made to any Non-Employee Director who has not served as a director of the Company and attended at least two (2) meetings of the Board of Directors, as of the time of such annual meeting. Each such Subsequent Grant shall be made on the date of the annual stockholders’ meeting in question. If any option ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan. All options granted to Non-Employee Directors shall be nonqualified stock options and, once granted, shall be subject to adjustment pursuant to Section 3(b).

          (b)        Option Exercise Price. The exercise price per share of Stock covered by each option granted pursuant to this Section 7 shall be the per-share fair market value of the Stock on the date the option is granted. The exercise price of an option granted under the Plan shall be subject to adjustment to the extent provided in Section 3(b) hereof.

          (c)        Exercisability. Each Initial Grant shall vest and become exercisable as of the date of grant. Each Subsequent Grant shall vest and become exercisable as to twenty five percent (25%) of the shares covered thereby on a quarterly basis on the last day of each three-month period following the date of grant such that the option will be fully exercisable twelve (12) months after its date of grant.

    8.        Use of Proceeds. Cash proceeds realized from the sale of Stock under the Plan or pursuant to options granted under the Plan shall constitute general funds of the Company.

    9.        Amendment, Suspension, or Termination of the Plan.

          (a)        The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided that such amendment, suspension or termination complies with all applicable requirements of state and federal law, including any applicable requirement that the Plan or an amendment to the Plan be approved by the stockholders, and provided further that, except as provided in Section 3(b), above, the Board shall in no event amend the Plan in the following respects without the consent of stockholders then sufficient to approve the Plan in the first instance:

                (i)        To increase the maximum number of shares subject to incentive stock options issued under the Plan; or

                (ii)        To change the designation or class of persons eligible to receive incentive stock options under the Plan.

          (b)        No option may be granted under the Plan during any suspension or after the termination of the Plan, and no suspension or termination of the Plan shall, without the affected individual’s consent, alter or impair any rights or obligations under any option previously granted under the Plan. The Plan shall terminate on the tenth anniversary of the date of approval of the Plan by the stockholders, unless sooner terminated by the Board pursuant to this Section 9.

    10.        Assignability. Options shall be transferable to the extent provided in the option agreement covering the option. Notwithstanding the foregoing, if required by the Code, each incentive stock option under the Plan shall be transferable by the optionee only by will or the laws of descent and distribution, and, during the optionee’s lifetime, shall be exercisable only by the optionee.

    11.        Payment Upon Exercise of Options.

          (a)        Payment of the purchase price upon exercise of any option granted under this Plan shall be made in (i) cash, by optionee’s personal check, a certified check, bank draft, or postal or express money order payable to the order of the Company in lawful money of the United States; (ii) shares of stock or by delivery of a properly executed form of attestation of ownership of shares of Stock as the Committee may require which have a fair market value on the date of surrender or attestation equal to the aggregate exercise price of the shares of Stock as to which said option shall be exercised, provided, however, that shares of Stock acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the optionee for a period of more than six (6) months (and not used for another option exercise by attestation during such period); (iii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of Stock and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iv) any other types of consideration the Committee may determine in its discretion, or (v) in any combination of the foregoing.

          (b)        In the event that the exercise price is satisfied by shares withheld from the shares of Stock otherwise deliverable to the optionee, the Committee may issue the optionee an additional option, with terms identical to the option agreement under which the option was exercised, entitling the optionee to purchase additional shares of Stock equal to the number of shares so withheld but at an exercise price equal to the fair market value of the Stock on the grant date of the new option; provided, however, that no such additional options may be granted with respect to options granted pursuant to Section 7, above. Any additional option shall be subject to the provisions of Section 6(e), above.

    12.        Withholding Taxes.

          (a)        No Stock shall be delivered under the Plan to any participant until the participant has made arrangements acceptable to the Committee (or in the case of exercise of options granted to Named Executives, the Subcommittee) for the satisfaction of federal, state, and local income and social security tax withholding obligations, including, without limitation, obligations incident to the receipt of Stock under the Plan or to the failure to satisfy the conditions for treatment as incentive stock options under applicable tax law. Upon exercise of a stock option the Company shall withhold from the optionee an amount sufficient to satisfy federal, state and local income and social security tax withholding obligations.

          (b)        In the event that such tax withholding is satisfied by the Company or the optionee’s employer withholding shares of Stock otherwise deliverable to the optionee, the Committee may issue the optionee an additional option, with terms identical to the option agreement under which the option was exercised, entitling the optionee to purchase additional shares of Stock equal to the number of shares so withheld but at an exercise price equal to the fair market value of the Stock on the grant date of the new option; provided, however, that no such additional options may be granted with respect to options granted pursuant to Section 7, above. Any additional option shall be subject to the provisions of Section 6(e), above.

    13.        Change in Control.

          (a)        For purposes of this Section 13, a “Change in Control” shall be deemed to occur upon:

                (i)        The direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding Stock;

                (ii)        A change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members cease, by reason of one or more contested elections for Board membership or by one or more actions by written consent of stockholders, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board;

                (iii)        Approval by the Company’s stockholders of a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                (iv)        Approval by the Company’s stockholders of (A) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) or (B) the complete liquidation or dissolution of the Company; or

                (v)        Approval by the Company’s stockholders of any reverse merger in which the Company survives as an entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

                (vi)        For the purpose of this Section 13, “Approval by the Company’s Stockholders” shall mean approval by a majority of those shares of Stock voting at a stockholder’s meeting at which a quorum is present, excluding shares beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by the Non-Employee Directors.

          (b)        Except for options granted to Non-Employee Directors under Section 7, the Committee may provide in any stock option agreement (or in an amendment thereto) that, in the event of any Change in Control, any outstanding options covered by such an agreement shall be fully vested, nonforfeitable and become exercisable, as of the date of the Change in Control.

          (c)        If the Committee determines to incorporate a Change in Control provision in any option agreement hereunder, the agreement shall provide that, (i) in the event of a Change in Control described in clauses (i), (ii) and (v) of paragraph (a) above, the option shall remain exercisable for the remaining term of the option and (ii) in the event of a Change in Control described in clauses (iii) or (iv) of paragraph (a) above, the option shall terminate as of the effective date of the merger, disposition of assets, liquidation or dissolution described therein.

          (d)        As to any options granted under Section 7 to Non-Employee Directors, (i) in the event of a Change in Control described in clauses (i), (ii) or (v) of paragraph (a) above, any such outstanding options under the Plan shall become fully vested and remain exercisable for the remaining term of such options and (ii) in the event of a Change in Control described in clauses (iii) or (iv) of paragraph (a) above, outstanding options under the Plan shall terminate as of the effective date of the merger, disposition of assets, liquidation or dissolution described therein.

          (e)        Notwithstanding the foregoing provisions of this Section 13, an outstanding option may not be accelerated under this Section 13 if and to the extent (i) such option is, in connection with the transaction giving rise to a Change of Control, either to be assumed by the successor or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, or (ii) such option is to be replaced with a cash incentive program of the successor corporation that preserves the option spread existing at the time of the corporate transaction giving rise to the Change of Control and provides for subsequent payment in accordance with the same vesting schedule applicable to such option.

    14.        Stockholder Approval. The Plan shall become effective upon its approval by the stockholders of the Company. The Committee may not grant stock options under the Plan prior to approval of the Plan by the stockholders of the Company.

    15.        Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. The Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any participant account shall not create or constitute a trust or fiduciary relationship between the Committee, the Company or any Affiliate and a participant, or otherwise create any vested or beneficial interest in any participant or the participant’s creditors in any assets of the Company or any Affiliate. The participants shall have no claim against the Company or any Affiliate for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

    16.        No Effect on Terms of Employment/Service. The Plan shall not confer upon any participant any right with respect to the participant’s continued employment or service with the Company or an Affiliate, nor shall it interfere in any way with his or her right or the right of the Company or any Affiliate to terminate the participant’s employment or service with the Company or an Affiliate at any time, with or without cause, and with or without notice.

    17.        No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or an Affiliate, options shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or an Affiliate, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

[FORM OF FRONT OF PROXY CARD]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL            ZSMTC2

PROXY
SEMITOOL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING TO BE HELD ON FEBRUARY 17, 2004

RAYMON F. THOMPSON and LARRY A. VIANO, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present at the Annual Meeting of Semitool, Inc. (the “Company”), to be held on February 17, 2004, and any adjournment or postponement thereof.

Election of Directors:

Nominees: (01) Raymon F. Thompson, (02) Howard E. Bateman, (03) Donald P. Baumann, (04) Richard A. Dasen, (05) C. Richard Deininger, (06) Timothy C. Dodkin, (07) Daniel J. Eigeman and (08) Charles P. Grenier.

BOARD OF DIRECTORS’ RECOMMENDATIONS: The Board of Directors recommends a vote FOR the election of all nominees for director listed above, FOR the approval of the Semitool, Inc. 2004 Stock Option Plan and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending September 30, 2004.

If you wish to vote in accordance with the Board of Directors’ recommendations you need not mark any boxes, just sign and date on the reverse side.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

(continued and to be signed on reverse side)

[FORM OF BACK OF PROXY CARD]

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/smtl	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL            ZSMTC1

[X] Please mark votes as in this example.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all directors and FOR proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon other business as may properly come before the Annual Meeting.

1. Election of Directors (See reverse): FOR [ ] [ ] WITHHELD [ ]___________________ For all nominees except as noted above Signature:__________________________ Date:___________	FOR AGAINST ABSTAIN [] [] []
 2. To approve the adoption of a new Stock Option Plan
     in replacement of the Semitool, Inc. 1994 Stock
     Option Plan.
                                             FOR AGAINST ABSTAIN [] [] []
 3. To ratify the appointment of PricewaterhouseCoopers
     LLP as the Company’s independent auditors for the
     fiscal year ending September 30, 2004.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

 Mark box at right if an address change or comment has been
 noted on the reverse side of this card. [  ]

 Please sign and date where indicated. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:__________________________ Date:___________